Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Independent Registered Public Accounting Firm’s report dated July 8, 2015, with respect to the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 20-F for the year ended March 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statements of ZIM Corporation on Form S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006).

/s/ MNP LLP
Ottawa, Canada	Chartered Professional Accountants
July 8, 2015	Licensed Public Accountants